UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 13, 2007

BELDEN CDT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12561 (Commission File Number)	36-3601505 (I.R.S. Employer Identification No.)
7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (314) 854-8000
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Offering and sale of $350 million Senior Subordinated Notes due 2017
     Purchase Agreement
     On March 13, 2007, Belden CDT Inc. (“Belden”) and certain of its subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Wachovia Capital Markets, LLC, as representative for the purchasers listed in the Purchase Agreement (the “Initial Purchasers”), providing for the issuance and sale of $350 million of 7% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”) in an offering (the “Offering”) to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). On March 16, 2006, Belden completed the issuance and sale of the Senior Subordinated Notes to the Initial Purchasers as contemplated by the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Belden, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The forgoing description of the Purchase Agreement is qualified in its entirety by reference to the complete version of the Purchase Agreement filed as Exhibit 10.1 and is incorporated by reference herein.
     Belden issued a press release announcing entry into the Purchase Agreement on March 13, 2007. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     Indenture
     On March 16, 2007, Belden completed the issuance and sale of $350 million aggregate principal amount of Senior Subordinated Notes. The Senior Subordinated Notes were issued pursuant to an indenture dated as of March 16, 2007 (the “Indenture”), by and among Belden, the subsidiary guarantors named therein and US Bank National Association, as trustee. The Senior Subordinated Notes will mature on March 15, 2007 and rank senior to Belden’s convertible subordinated debentures and equal in right of payment with any of Belden’s future senior subordinated debt, and are subordinated to all of Belden’s and the subsidiary guarantors’ senior debt, including Belden’s senior secured credit facility. Belden’s obligations under the Senior Subordinated Notes are jointly and severally guaranteed by all of Belden’s domestic subsidiaries that guarantee the borrowings under its senior secured credit facility.
     Interest on the Senior Subordinated Notes accrues at a rate of 7% per annum. Interest on the Senior Subordinated Notes is payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2007. Belden is obligated to make each interest payment to the holders of record of the Senior Subordinated Notes on the immediately preceding March 1 and September 1.
     Belden will have the option to redeem all or a portion of the Senior Subordinated Notes at any time on or after March 15, 2012 at specified redemption prices. At any time prior to March 15, 2012, Belden may also redeem all or a part of the Senior Subordinated Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus a specified applicable premium. At any time before March 15, 2010, Belden may also redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes at a redemption price of 107% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.
     Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Senior Subordinated Notes may require Belden to repurchase all or a portion of the Senior Subordinated Notes in cash at a price equal to 101% of the aggregate principal amount of the Senior Subordinated Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
     The Indenture contains covenants that limit, among other things, Belden’s and certain of its subsidiaries’ ability to (1) incur additional debt and issue preferred stock, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) create liens, (6) impose restrictions on the payment of dividends or make other distributions, (7) make certain investments, (8) merge or consolidate with another person and (9) enter new lines of business.

     The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Senior Subordinated Notes to be due and payable.
     The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     Registration Rights Agreement
     In connection with the offering of the Senior Subordinated Notes, Belden has agreed pursuant to a Registration Rights Agreement, dated March 16, 2007 (the “Registration Rights Agreement”) by and among Belden, the subsidiary guarantors named therein and the Initial Purchasers to file a registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Senior Subordinated Notes for new notes of Belden (the “Exchange Notes”) having terms substantially identical in all material respects to such Senior Subordinated Notes within 180 days of the date the Senior Subordinated Notes were issued (the “Issue Date”), and to use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act, within 240 days after the Issue Date. The Exchange Notes will generally be freely transferable under the Securities Act.
     In addition, Belden has agreed under certain circumstances to file one or more shelf registration statements to cover resales of the Senior Subordinated Notes. In the event that (i) the Belden determines that the Registered Exchange Offer is not available or may not be completed as soon as reasonably practicable after commencement of the exchange offer because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Registered Exchange Offer is not for any other reason completed by the 285th day following the Closing Date or (iii) any holder notifies Belden on or prior to the 20th day following the consummation of the Registered Exchange Offer that it is not permitted to participate in the Registered Exchange Offer or does not receive fully tradable Exchange Notes pursuant to the Registered Exchange Offer, then in addition to or in lieu of conducting the Registered Exchange Offer, Belden shall be required to file a Shelf Registration Statement with the SEC to cover resales of the Senior Subordinated Notes in accordance with the terms of the Registration Rights Agreement.
     If Belden fails to satisfy these obligations as set forth in the Registration Rights Agreement, Belden will be required to pay additional interest to the holders of the Senior Subordinated Notes. The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default (as defined in the Registration Rights Agreement), and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. Belden will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to Senior Subordinated Notes.
     The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information provided in Item 1.01 of this Form 8-K concerning the Indenture is hereby incorporated into this Item 2.03.

ITEM 9.01. Financial Statements and Exhibits
(d) EXHIBIT

4.1	Indenture, dated as of March 16, 2007, among Belden, the Guarantors named therein and US Bank National Association, as trustee
10.1	Purchase Agreement, dated as of March 13, 2007, by and among Belden, the Guarantors named therein and Wachovia Capital Markets LLC, as representative of the Initial Purchasers listed in the Purchase Agreement*
10.2	Registration Rights Agreement, dated as of March 16, 2007, by and among Belden, the Guarantors named therein and Wachovia Capital Markets LLC, as representative of the Initial Purchasers listed in the Registration Rights Agreement
99.1	Press Release issued by Belden, dated March 2, 2007
99.2	Press Release issued by Belden, dated March 13, 2007

*	Exhibits, schedules (or similar attachments) to the agreement are not filed. Belden will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELDEN CDT INC.
Dated: March 19, 2007	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Vice President, Secretary and General Counsel

EXHIBIT INDEX

4.1	Indenture, dated as of March 16, 2007, among Belden, the Guarantors named therein and US Bank National Association, as trustee
10.1	Purchase Agreement, dated as of March 13, 2007, by and among Belden, the Guarantors named therein and Wachovia Capital Markets LLC, as representative of the Initial Purchasers listed in the Purchase Agreement*
10.2	Registration Rights Agreement, dated as of March 16, 2007, by and among Belden, the Guarantors named therein and Wachovia Capital Markets LLC, as representative of the Initial Purchasers listed in the Registration Rights Agreement
99.1	Press Release issued by Belden, dated March 2, 2007
99.2	Press Release issued by Belden, dated March 13, 2007

*	Exhibits, schedules (or similar attachments) to the agreement are not filed. Belden will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.